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                                                                    EXHIBIT 23.1


                   [LETTERHEAD OF GRIMSLEY, WHITE & COMPANY]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As the independent certified public accountant of Salida Building and Loan Association, we hereby consent to the use of our report, opinion on Colorado income tax consequences, and to all references to our Firm included in or made part of this Amendment Number One to the Registration Statement.


October 7, 1997

/s/ Grimsley, White & Company
    -------------------------
     Grimsley, White & Company